Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2021, in the Amendment No. 1 to the Registration Statement (Form S-1/A) and related Prospectus of Surrozen, Inc. dated November 8, 2021.

/s/ Ernst & Young LLP

San Francisco, California

November 8, 2021